Exhibit 1.1

Execution Version

5,614,200

FIRST FINANCIAL BANCORP.

Common Shares, without par value

UNDERWRITING AGREEMENT

 January 27, 2010

Barclays Capital Inc.
As Representative of the several
  Underwriters named in Schedule 1 attached hereto
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

First Financial Bancorp., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an aggregate of 5,614,200 common shares (the “Firm Shares”), without par value, of the Company (the “Common Shares”).  In addition, the Company proposes to grant to the several Underwriters an option to purchase up to 757,917 additional Common Shares solely to cover over-allotments on the terms and for the purposes set forth in Section 2 (the “Option Shares”).  The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.”  This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

1.  Representations, Warranties and Agreements of the Company.  The Company  represents, warrants and agrees that:

(a)          A registration statement on Form S-3 (File No. 333-153751) relating to the Shares has: (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii)  been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered or made available by the Company to you as the representative (the “Representative”) of the Underwriters.  As used in this Agreement:

(i)            “Applicable Time” means 5:30 p.m. (New York City time) on January 27, 2010;

(ii)           “Effective Date” means any date as of which any part of such registration statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

(iv)         “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Shares;

(v)          “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 3 hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi)         “Prospectus” means the final prospectus relating to the Shares, including any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)        “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)           The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).  The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Shares.

(c)           The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)           The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e)           The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)           The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)           Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)            Since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k)           Ernst & Young LLP, the independent registered public accounting firm that certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(g) hereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.  With respect to the Company, to the Company’s knowledge, Ernst & Young LLP has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related Rules and Regulations.

(l)           The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the rules and Regulations of the Commission under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(m)          Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and there has been no effect with respect to the Company and its subsidiaries taken as a whole, which would prevent, or be reasonably likely to prevent, the Company from consummating the transaction contemplated by this Agreement (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, (iii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business and (iv)  except for dividends on the Common Shares in amounts per share that are consistent with past practice and on the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(n)           The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio and has the power and authority (corporate and otherwise) to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o)           Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) (i) has been duly organized and is validly existing as a corporation, limited liability company, limited partnership, trust company, statutory business trust or national banking association in good standing under the laws of its respective jurisdiction of incorporation or organization, (ii) has the power and authority (corporate and otherwise) to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and (iii) is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the case of clauses (ii) or (iii) where the failure to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.  Except as otherwise disclosed in the Pricing Disclosure Package and Prospectus, all of the issued and outstanding capital stock or other equity interests of each such Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and, except as provided in 12 U.S.C. Section 55, non-assessable.  All of the issued and outstanding shares of capital stock or other equity interests of each such Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim of equity.  None of the outstanding shares of capital stock or other equity interest of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any security holder or equity holder of such Significant Subsidiary.  The only Significant Subsidiaries of the Company are the Significant Subsidiaries listed on Schedule 4 hereto.

(p)           The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Pricing Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Pricing Disclosure Package and the Prospectus.  All of the shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock were issued in violation of the preemptive or other similar rights of any security holder of the Company.

(q)           This Agreement has been duly authorized, executed and delivered by the Company.  The issue and sale of the Shares by the Company and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the use of the proceeds from the sale of the Shares as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the articles of incorporation or regulations of the Company or (iii) any statute or any order, rule or regulation of any federal, state or local court or governmental agency (each a “Governmental Entity”) or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, with respect to clause (i), for those conflicts, breaches, violations, defaults or Repayment Events that would not, individually or in the aggregate, result in a Material Adverse Effect.  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except (i) the registration under the Securities Act of the Shares, (ii) as may be required under the rules and regulations of the Nasdaq Global Select Market, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (iv) where the failure to obtain such consent, authorization, order or qualification would not have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(r)           The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Shares conform in all material respects to all statements relating thereto contained in the Pricing Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive right, right of first refusal or other similar rights of any security holder of the Company.  Except as described in the Pricing Disclosure Package and the Prospectus, (i) there are no outstanding rights (contractual or statutory), warrants or options to acquire from the Company, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance by the Company of, any shares of capital stock of or other equity interest in the Company, except as may have been granted by the Company pursuant to employee benefit plans described in the Pricing Disclosure Package and the Prospectus in the ordinary course of business and consistent with past practice, and (ii) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person.

(s)           Except as described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, regulations, or other similar constitutive documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries), or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(t)           No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, may reasonably be expected to result in a Material Adverse Effect.

(u)           Except as described in the most recent Preliminary Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which could reasonably be expected to result in a Material Adverse Effect; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, Pricing Disclosure Package or Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(v)           Except as disclosed in the Prospectus and the Pricing Disclosure Package, the Company and its subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, and local statutes, laws, rules, regulations, decisions, directives and orders applicable to them, and neither the Company nor any of its subsidiaries has received any written or, to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is in material non-compliance with any statute, law, rule, regulation, decision, directive or order.

(w)           The operations of the Company and its subsidiaries are currently in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(x)           The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(y)           The Company and its subsidiaries possess all material permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to possess or so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and, to the Company’s knowledge, no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(z)           The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (i) such as are described in the Pricing Disclosure Package and the Prospectus or (ii) where any encumbrances would not, individually or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any written, or to the Company’s knowledge, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to be in effect or claim would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)         The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(bb)        Except as described in the Pricing Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation in any material respect of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no material pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(cc)         The Company and each of its subsidiaries has (i) timely filed all necessary foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete and (ii) paid in full all taxes required to be paid by it and any other fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(dd)        Each of the Company and its subsidiaries carry, or are covered by, insurance from recognized, financially sound and reputable institutions with policies in such amounts and with deductibles covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties, including but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company is not aware that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ee)         The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i)  transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company is not aware of any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  Since the most recent evaluation of the Company’s internal controls described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(ff)          The Company and its subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established.

(gg)        There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh)        The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(ii)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except in the case of (i) and (ii) with respect to such contributions and payments for which any applicable fines have been assessed against and paid by the Company and that would not result, individually or in the aggregate, in a Material Adverse Effect.

(jj)           Except as disclosed in the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder.

(kk)         Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Shares on the Nasdaq Global Select Market in accordance with Regulation M.

(ll)           The Company has not distributed and, prior to the later to occur of (i) the Initial Delivery Date and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the Securities Act and the Rules and Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act or by the Rules and Regulations and approved prior to such use by the Underwriters.

(mm)       Each of the Company’s executive officers and directors, in each case as listed on Schedule 2 hereto, has executed and delivered to the Representative lock-up agreements as contemplated by Section 5(a)(x) hereof.  If any additional persons shall become directors or officers of the Company prior to the end of the Lock-up Period (as defined below), the Company shall cause such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Representative an agreement in the form attached hereto as Exhibit A.

(nn)        The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur (i) any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) any material liability under Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member.

(oo)        Except as disclosed in the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.  Purchase of the Shares by the Underwriters.   On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 5,614,200 Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule 1 hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 757,917 additional Option Shares. Such option is exercisable in the event that the Underwriters sell more Shares than the number of Firm Shares in the offering and as set forth in Section 4 hereof.  Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Shares to be sold on such Delivery Date as the number of shares of Firm Shares set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The price of both the Firm Shares and any Option Shares purchased by the Underwriters shall be $14.3830 per share.

The Company shall not be obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

3.  Offering of Shares by the Underwriters.  Upon authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

4.  Delivery of and Payment for the Shares.  Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Shares shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Firm Shares through the facilities of DTC unless the Representative shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided, that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representative, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the Option Shares are delivered is sometimes referred to as an “Option Shares Delivery Date,” and the Initial Delivery Date and any Option Shares Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Shares by the Company and payment for the Option Shares by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company.  On the Option Shares Delivery Date, the Company shall deliver or cause to be delivered the Option Shares to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Option Shares through the facilities of DTC unless the Representative shall otherwise instruct.

5.  Further Agreements of the Company and the Underwriters.  (a) The Company agrees:

(i)            To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii)           To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)          To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv)         To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(v)          Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(vi)         Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;

(vii)        To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii)       As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations; provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act;

(ix)          Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of Canada and such other jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x)           For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares (other than the Shares and Common Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans or pursuant to the Company’s existing dividend reinvestment program), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company, except for any registration statements on Form S-8 (as promulgated under the Securities Act) or its then equivalent relating to equity securities issuable in connection with stock option or other employee benefit plans or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Schedule 2 hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative waives such extension in writing;

(xi)          To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus; and

(xii)         To use its best efforts to cause the Shares to be approved for inclusion, subject to official notice of issuance, in The NASDAQ Global Select Market.

(b)           Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided, that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.  Expenses.   The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) any required review by the FINRA of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $3,500); (f)  the inclusion of the Shares on The NASDAQ Global Select Market and/or any other exchange; (g) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

7.  Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)           No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Squire, Sanders & Dempsey L.L.P. shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-1.

(e)           Gregory A. Gehlmann, Senior Vice President and General Counsel of the Company, shall have furnished to the Representative his written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-2.

(f)           The Representative shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.  Sullivan & Cromwell LLP may rely as to matters involving laws of the State of Ohio upon the opinions of Squire, Sanders & Dempsey L.L.P. and Gregory A. Gehlmann delivered pursuant to Sections 7(d) and (e), respectively.

(g)          At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings, including with respect to the Company’s earnings report for the three months and twelve months ended December 31, 2009 incorporated in the Pricing Disclosure Package.

(h)          With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)           The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)           The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date; and

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened.

(j)            The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Financial Officer substantially in the form attached hereto as Exhibit C.

(k)           Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)          The NASDAQ Global Select Market shall have approved the Shares for inclusion, subject only to official notice of issuance.

(n)           The Lock-Up Agreements between the Representative and the officers and directors of the Company set forth on Schedule 2, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance  reasonably satisfactory to counsel for the Underwriters.

8.  Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Shares underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)           The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of Shares by the Underwriters set forth on the cover page of, and the concession figure and the paragraphs relating to stabilization, short positions and penalty bids and passive market making by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

9.  Defaulting Underwriters.  If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of the Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of the Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of the Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agrees, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Shares Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default.  If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10. Termination.  The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(k) and 7(l) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses.   If the Company shall fail to tender the Shares for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representative.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, Etc.   All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention:  Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and

(b)           if to the Company, shall be delivered or sent by mail or facsimile transmission to First Financial Bancorp, 4000 Smith Road, Suite 4000, Cincinnati, Ohio 45209, Attention:  Gregory A. Gehlmann (Fax: 513-979-5780), with a copy to Squire, Sanders & Dempsey L.L.P., 221 East 4th Street, Suite 2900, Cincinnati, Ohio 45202, Attention:  James J. Barresi (Fax: 513-361-1201).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc.

15. Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day” and “Subsidiary”.   For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

18. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Counterparts.   This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings.   The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

First Financial Bancorp.

By:	/s/ Claude E. Davis
Name: Claude E. Davis
Title: President & CEO

Accepted:

Barclays Capital Inc.

For itself and as Representative
of the several Underwriters named
in Schedule 1 hereto

By:	/s/ Mark Schwartz
Authorized Representative

SCHEDULE 1

Underwriters	Number of Firm Shares	Number of Option Shares

Barclays Capital Inc.	3,368,520	454,750
RBC Capital Markets Corporation	1,543,905	208,427
Raymond James & Associates, Inc.	701,775	94,740
Total	5,614,200	757,917

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

J. Wickliffe Ach

Donald M. Cisle, Sr.

Mark A. Collar

Corinne R. Finnerty

Murph Knapke

Susan L. Knust

William J. Kramer

Richard E. Olszewski

Officers

Richard Barbercheck

Claude E. Davis

Gregory A. Gehlmann

J. Franklin Hall

Charles D. Lefferson

Samuel J. Munafo

Anthony M. Stollings

SCHEDULE 3

ORALLY CONVEYED PRICING INFORMATION

1.           $15.14 per share

2.           5,614,200 shares

SCHEDULE 4

SIGNIFICANT SUBSIDIARIES

1.           First Financial Bank, National Association, organized as a national banking association under the laws of the United States

2.           First Financial Capital Advisors, LLC, organized as a limited liability company under the laws of the state of Ohio

3.           First Financial (OH) Statutory Trust II, created under the laws of the state of Delaware

4.           FFBC Capco Inc., incorporated in the state of Indiana

5.           MXG, Inc., incorporated in the state of Ohio

Exhibit A

LOCK-UP AGREEMENT

Barclays Capital Inc.
As Representative of the several
  Underwriters
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), on behalf of the several Underwriters named in Schedule 1 to such Underwriting Agreement (collectively, the “Underwriters”) with First Financial Bancorp., an Ohio corporation (the “Company”), providing for a public offering (the “Offering”) of the Company’s common shares, without par value (the “Common Shares”), pursuant to a Registration Statement on Form S-3 that has been filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Common Shares in the Offering, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that (other than as set forth below), without the prior written consent of the Representative, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Common Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Shares (collectively, the “Undersigned’s Shares”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date of the preliminary prospectus supplement relating to the Offering and continuing to and including the date 90 days after such date (such 90-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may (1) transfer the Undersigned’s Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (2) transfer the Undersigned’s Shares to any trust, corporation, partnership or other entity owned or existing for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (3) sell or make deemed sales of Common Shares to the Company pursuant to net exercises or cashless exercises of options outstanding on the date hereof, to the extent that such Common Shares are not subsequently sold by the Company on the open market for a period commencing on the date of the Underwriting Agreement and ending 90 days after the date of the Underwriting Agreement, (4) transfer the Undersigned’s Shares pursuant to any Rule 10b5-1 trading plan in existence prior to the date of the preliminary prospectus supplement relating to the Offering, (5) transfer the Undersigned's Shares for payment of taxes required to be paid upon the vesting of restricted Common Shares, or (6) transfer the Undersigned’s Shares by operation of law, such as pursuant to the rules of intestate succession or statutes governing the effects of a merger, provided that prior to the transfer, the transferee agrees to be bound in writing by the restrictions set forth herein.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative waives such extension in writing.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned will be released automatically and immediately from all obligations under this Lock-Up Agreement.

2

The undersigned understands that the Company and the Underwriters will  proceed with the Offering in reliance on this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:
Dated:  _______________

4

EXHIBIT B-1

FORM OF OPINION OF SQUIRE, SANDERS & DEMPSEY L.L.P.1

•	The Company is validly existing as a corporation in good standing under the laws of the State of Ohio.

•	The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

•	The Company has the corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder.

•
The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption  “Certain U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as they purport to summarize the material U.S. federal tax consequences of the purchase, ownership, and disposition of the Common Shares to the holders thereof described therein under the U.S. Internal Revenue Code of 1986 and the regulations or administrative rulings thereunder, are accurate, complete, and fair summaries of the matters described therein in all material respects.  All such statements are based upon current law which is subject to change, possibly with retroactive effect. Further, there can be no assurance that the Internal Revenue Service or a court will not take a contrary position.

•
The execution and delivery by the Company of the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the consummation of the transactions contemplated therein and in the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Common Shares) do not and the performance by the Company of its obligations under the Underwriting Agreement will not (i) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration (each, a “Consent”) by the Company with any state or federal governmental authority, except such as have been made or obtained under the Securities Act, (ii) violate articles of incorporation or regulations of the Company, or (iii) violate any Ohio, New York, or federal statute, rule or regulation, or, to the best of our knowledge, any court order, judgment or decree to which the Company is subject.

•	The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus.

1 Sullivan & Cromwell LLP may rely upon the opinion of Squire, Sanders & Dempsey L.L.P. for its opinions to the Underwriters as to matters involving Ohio laws.

Exhibit B-1-1

•
The issuance and sale of the Common Shares pursuant to the Underwriting Agreement have been duly authorized, and upon payment of the consideration therefor specified in the Underwriting Agreement, the Common Shares will be validly issued, fully paid and nonassessable.

•
No shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the articles of incorporation or the regulations or the General Corporation Law of the State of Ohio or (ii) to our best knowledge, otherwise.

•
The statements in the Pricing Disclosure Package and the Prospectus under the captions “Benefit Plan Investor Considerations,” “Description of the Capital Shares and the Warrant” and “Description of Common Shares,” insofar as such statements contain descriptions of laws, rules or regulations, and insofar as they describe the terms of agreements or the articles of incorporation or regulations of the Company, are correct in all material respects.

•
The Company is not required, and as a result of the issuance of the Common Shares as contemplated in the Underwriting Agreement and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus will not be required, to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

•
Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

•
We confirm to you that: (i) on the basis of the information that we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (a) the Registration Statement, as of February ●, 2010, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) nothing came to our attention in the course of the procedures described in the • paragraph above that caused us to believe that the Prospectus, as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and we do not express any belief as to the financial statements and related notes, financial statement schedules or other financial data derived from accounting records contained in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus.  In the first sentence of this paragraph, “attention” refers to the conscious awareness of each of the lawyers in our firm who participated in the preparation of the Registration Statement, the Pricing Disclosure Package or the Prospectus; and “believe” refers to the actual, subjective, good faith belief of each of those lawyers.  In addition, we express no opinion or belief as to the conveyance of the Pricing Disclosure Package or the information contained therein to investors.

Exhibit B-1-2

EXHIBIT B-2

FORM OF OPINION OF GREGORY A. GEHLMANN2

•	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio.

•
The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

•	The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

•
The consummation of the transactions contemplated in the Underwriting Agreement, the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) does not and the performance by the Company of its obligations under the Underwriting Agreement will not (i) conflict with any material provision of any contract to which the Company is a party and has been filed or furnished with the Commission or (ii) violate any court order, judgment or decree to which the Company is subject.

•	All of the Company’s outstanding Common Shares have been duly authorized, and validly issued, and are fully paid and non-assessable.

•
Based solely upon a review on •, 2010 of certificates representing outstanding capital stock or other equity or ownership interests of, and stock, ownership or other equity transfer records for, each Significant Subsidiary, all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary is owned, directly by, or through other subsidiaries of, the Company.  Except as described in the Pricing Disclosure Package and the Prospectus, (i) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (ii) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person, other than pursuant to the Company’s dividend reinvestment plan.

2 Sullivan & Cromwell LLP may rely upon the opinion of Gregory A. Gehlmann for its opinions to the Underwriters as to matters involving Ohio laws.

Exhibit B-2-1

•
Except as disclosed in the Pricing Disclosure Package and Prospectus, (i) neither the Company nor any Significant Subsidiary is in violation of its articles of incorporation or regulations, and (ii) no default by the Company or any Significant Subsidiary of the Company exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Pricing Disclosure Package or the Prospectus, except for such defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

•
Each Significant Subsidiary of the Company, other than First Financial Bank, N.A., has been duly organized and is validly existing as a corporation, limited partnership, trust company or limited liability company in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation or entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify as a foreign corporation or entity to transact business would not result in a Material Adverse Effect.

•
First Financial Bank, N.A., has been duly organized and is validly existing as a national banking association, with corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus.

•
Except as disclosed in the Pricing Disclosure Package and the Prospectus, no Significant Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Significant Subsidiary’s equity securities or from repaying to the Company or any other Significant Subsidiary of the Company any amounts that may from time to time become due under any loan or advances to such Significant Subsidiary from the Company or from transferring any property or assets to the Company or to any other Significant Subsidiary.

•
Except as described in the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the best of my knowledge, threatened, against or affecting the Company or any subsidiary, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Exhibit B-2-2

Exhibit C

FIRST FINANCIAL BANCORP

CHIEF FINANCIAL OFFICER’S CERTIFICATE

___________, 2010

I, J. Franklin Hall, do hereby certify that I am the Chief Financial Officer of First Financial Bancorp (the “Company”) and, in my capacity as such, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify that:

1.
I am providing this certificate in connection with the offering (the “Offering”) by the Company of ● common shares (the “Common Shares”) pursuant to an underwriting agreement, dated January 27, 2010, between the Company and Barclays Capital Inc., as representative of the several underwriters named therein, as described in the Registration Statement on Form S-3 (No. 333-153751) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus, dated May 1, 2009, as supplemented by the preliminary prospectus supplement, dated January 26, 2010 (the “Prospectus Supplement”), related to the Common Shares, (collectively, the “Registration Statement”).

2.
I am familiar with the accounting, operations and records systems of the Company and its consolidated subsidiaries.  I have (i) read the Registration Statement and (ii) supervised the compilation of and reviewed the information set forth in (A) Exhibit 99.2 to the Company’s Current Report on Form 8-K, which was filed with the SEC on January 26, 2010 under accession number 0001144204-10-003617 and incorporated by reference in the Prospectus Supplement and (B) the Prospectus Supplement under the captions “Prospectus Supplement Summary — Recent Developments — Fourth Quarter and Full Year 2009 Results from Operations” and “Prospectus Supplement Summary — Recent Developments — Summary Historical Financial Information” and “Capitalization”, collectively (the “2009 Financial Information”).

3.
The unaudited consolidated financial information of the Company as of and for the three-month and twelve-month periods ended December 31, 2009 included in the 2009 Financial Information (i) either (A) has been prepared in conformity with accounting principles generally accepted in the United States of America (except for the failure to include footnotes with such consolidated financial information) consistently applied with prior periods, (B) in the case of any ‘Non-GAAP Financial Measure” (as defined in Rule 101(a)(1) of Regulation G promulgated under the Securities Act) included in the 2009 Financial Information, is presented in accordance with the requirements of Rules 100(a) and 100(b) of Regulation G, or (C) is not a “Non-GAAP Financial Measure” (as defined in Rule 101(a)(1) of Regulation G), and (ii) gives a true and fair view of the financial condition and results of operations of the Company and its consolidated subsidiaries as of that date and for those periods.

Exhibit C-1

4.
Nothing has come to my attention that causes me to believe that the information contained in the 2009 Financial Information is not true, correct and accurate in all material respects, as of the date of the 2009 Financial Information and as of the date hereof.

Exhibit C-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this chief financial officer’s certificate on behalf of the Company as of the date first written above.

By
	Name:	J. Franklin Hall
	Title:	Chief Financial Officer

Exhibit C-3